UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549b

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 3, 2015

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Ste. 510, Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02             Non-Reliance on Previous Financials, Audits or Interim Review

(a)            On September 4, 2015, Cosi Inc. (the “Company”) filed Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2015, previously filed on August 13, 2015 (the “Amended Form 10-Q”).  The Amended Form 10-Q was filed to correct an inadvertent error in the financial statements that was identified by management following filing of the Form 10-Q on August 13, 2015, during the course of a review of the Company’s weighted average shares outstanding.

In the original filing, the Company incorrectly stated the weighted average number of shares outstanding for the three-months ended June 29, 2015, at 22,863,216 rather than the correct number of 45,726,432.  As a result, the Loss per Share improved from $(0.17) to $(0.08).  Accordingly, the following items in the original filing have been amended:

Part 1, Item 1. Financial Statements, Consolidated Statements of Operations (Unaudited);
Part 1, Item 1. Notes to Consolidated Financial Statements (Unaudited), Note 10 – Net Loss Per Share; and
Part 1, Item 4. Controls and Procedures.

In accordance with applicable Generally Accepted Accounting Principles (GAAP), the Company has calculated and recognized adjustments accordingly. The following table shows the effect of the restatement on the Company’s financial statements for the applicable period:

	For the Three Months Ended: June 29, 2015 (Unaudited)
	As Previously Reported	As Restated

Net Loss	$(3,874,000)	$(3,874,000)

Loss per Share	$(0.17)	$(0.08)

Weighted-average shares outstanding basic and diluted	22,863,216	45,726,432

On September 3, 2015, the Company’s Chief Financial Officer concluded that the financial statements and other financial data at and for the three and six months ended June 29, 2015 (collectively, the "Non-Reliance Periods"), as reported in the Company's Quarterly Report on Form 10-Q filed on August 13, 2015, should not be relied upon because of the error described above which has been corrected in the Amended Filing.  Additionally, investors, analysts and other persons should not rely upon any press releases, investor presentations or other communications that relate to that information.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company's independent registered public accounting firm.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2015	Cosi, Inc.

	By:	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. and General Counsel, CCO